Exhibit 99.24

AUTHORIZE YOUR PROXY

BY INTERNET OR TELEPHONE

	INTERNET			TELEPHONE			WRITING

•	Log on to the following web site: www.dfking.com/visa	OR	•	Call the following phone number: +1 XXX XXX XXXX.	OR	•	Sign and date this proxy and return it by: 11:59 PM Eastern Daylight Time September 25, 2007.
•	In order for us to verify your identity, you will be asked to provide your Control Number.		•	In order for us to verify your identity, you will be asked to provide your Control Number.		•	E-mail. Send a portable document format (PDF) copy of both sides of the completed proxy to the following e-mail address: visa@dfking.com
•	Follow the instructions that are provided online in order to submit your proxy to consent over the Internet.		•	Once you have provided your Control Number, a representative will walk you through the instructions to submit your proxy over the phone.		•	Fax. Send a copy of both sides of the completed proxy to the following fax number: +1 212 709 3298.
						•	Mail. Send the completed proxy in the provided postage-paid envelope.

Your telephone or Internet proxy authorizes the named proxies to execute a consent in the same manner as if you marked, signed and returned the proxy card. If you submit your proxy by telephone or Internet, there is no need for you to mail back your proxy card.
PLEASE SUBMIT YOUR PROXY PROMPTLY

•	By Internet	:	www.dfking.com/visa
•	By Telephone	:	+1 XXX XXX XXXX

IMPORTANT: READ REVERSE SIDE
DETACH PROXY CARD HERE IF YOU ARE NOT AUTHORIZING YOUR PROXY BY TELEPHONE OR INTERNET

Mark, Sign, Date and Return the Proxy Card Promptly	☒	Authorization must be indicated	Control Number:
Using the Enclosed Envelope		in BLACK or BLUE ink.

The board of directors of Visa International Service Association unanimously recommends that you CONSENT to the actions proposed below.

		CONSENT DISSENT ABSTAIN			CONSENT DISSENT ABSTAIN

1.	To adopt and approve the Amended and Restated Global Restructuring Agreement, dated as of August 24, 2007, substantially in the form annexed to the proxy statement-prospectus, and each of the transactions contemplated thereby, as more fully described in the accompanying proxy statement-prospectus.	☐ ☐ ☐	2.	To approve the Visa Inc. 2007 Equity Incentive Compensation Plan.	☐ ☐ ☐

[Legal Name of Member]	Signature: ________________________

Print Name: _______________________

Title: ____________________________

Date: ____________________________

NOTE: This proxy card must be dated. When signing as an attorney, administrator or trustee, please give title as such. This proxy must be executed by an individual duly authorized to do so on behalf of the member whose name is printed to the left.

Signatory Contact Information:

E-mail: ____________________________

Phone: ____________________________

PROXY CARD

•	Your membership interest represents the following number of votes in Visa International Service Association:

•

If the restructuring is consummated, you will be entitled to receive the following estimated* number of shares of Class              Common Stock, par value $.0001, of Visa Inc. upon receipt of your duly completed and executed letter of transmittal:

*	This estimate is based on net fees and total volume for the period beginning October 1, 2001 and ending March 31, 2007. Your actual allocation will also take into account net fees and total volume data from the three-month period ending June 30, 2007.

VISA INTERNATIONAL SERVICE ASSOCIATION

PROXY TO CONSENT

This Proxy is Solicited on Behalf of the Board of Directors of Visa International Service Association

The member named on the reverse of this proxy card hereby appoints Mr. Kenneth F. Sommer and Mr. Thomas A. M’Guinness, and each or any one of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each to execute and deliver to Visa International a written consent as designated on the reverse side, with respect to such member’s membership interest in Visa International Service Association. This proxy may be revoked by submission of a properly executed subsequently dated proxy or by written notice to Visa International Service Association for receipt prior to 11:59 PM Eastern Daylight Time September 25, 2007.

THE MEMBER HEREBY REVOKES ANY PREVIOUS PROXY GIVEN AND ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT–PROSPECTUS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE ACTED UPON IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED MEMBER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE DEEMED TO AUTHORIZE CONSENT TO BOTH PROPOSALS.

SEE REVERSE SIDE

AUTHORIZE YOUR PROXY

BY INTERNET OR TELEPHONE 24/7

	INTERNET			TELEPHONE			WRITING

•	Log on to the following web site:	OR	•	Call the following phone number:	OR	•	Sign and date this proxy and return it
	www.dfking.com/visa			(646) 378-4860.			by: 11:59 PM Eastern Daylight Time September 25, 2007.
•	In order for us to verify your identity, you will be asked to provide your Control Number.		•	In order for us to verify your identity, you will be asked to provide your Control Number.		•	E-mail. Send a portable document format (PDF) copy of both sides of the completed proxy to the following e-mail address: visa@dfking.com
•	Follow the instructions that are provided online in order to submit your proxy to consent over the Internet.		•	Once you have provided your Control Number, a representative will walk you through the instructions to submit your proxy over the phone.		•	Fax. Send a copy of both sides of the completed proxy to the following fax number: (212) 709-3298.
						•	Mail. Send the completed proxy in the provided postage-paid envelope.

PLEASE SUBMIT YOUR PROXY PROMPTLY

Your telephone or Internet proxy authorizes the

named proxies to execute a consent in the same

manner as if you marked, signed and returned

the proxy card. If you submit your proxy by

telephone or Internet, there is no need for you to

mail back your proxy card.

•	By Internet	:	www.dfking.com/visa
•	By Telephone	:	(646) 378-4860

IMPORTANT: READ REVERSE SIDE
DETACH PROXY CARD HERE IF YOU ARE NOT AUTHORIZING YOUR PROXY BY TELEPHONE OR INTERNET

Mark, Sign, Date and Return the Proxy Card Promptly	☒	Authorization must be indicated	Control Number:
Using the Enclosed Envelope		in BLACK or BLUE ink.

The board of directors of Visa U.S.A. unanimously recommends that you CONSENT to the actions proposed below.

		CONSENT DISSENT ABSTAIN			CONSENT DISSENT ABSTAIN

1.	To adopt and approve the Amended and Restated Global Restructuring Agreement, dated as of August 24, 2007, substantially in the form annexed to the proxy statement-prospectus, and each of the transactions contemplated thereby, as more fully described in the accompanying proxy statement-prospectus.	☐ ☐ ☐	2.	To approve the Visa Inc. 2007 Equity Incentive Compensation Plan.	☐ ☐ ☐

[Legal Name of Member]	Signature: ______________________________

Print Name: _____________________________

Title: __________________________________

Date: __________________________________

NOTE: This proxy card must be dated. When signing as an attorney, administrator or trustee, please give title as such. This proxy must be executed by an individual duly authorized to do so on behalf of the member whose name is printed to the left.

Signatory Contact Information:

E-mail: ________________________________

Phone: ________________________________

PROXY CARD

•	Your membership interest represents the following number of votes in Visa U.S.A.:

•

If the restructuring is consummated, you will be entitled to receive approximately the following number of shares of Class USA Common Stock, par value $.0001, of Visa Inc. upon receipt of your duly completed and executed letter of transmittal:

VISA U.S.A. INC.

PROXY TO CONSENT

This Proxy is Solicited on Behalf of the Board of Directors of Visa U.S.A.

The member named on the reverse of this proxy card hereby appoints Mr. John Partridge, Mr. Joshua R. Floum and Mr. Albert Coscia, and each or any one of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each to execute and deliver to Visa U.S.A. a written consent as designated on the reverse side, with respect to such member’s membership interest in Visa U.S.A. This proxy may be revoked by submission of a properly executed subsequently dated proxy or by written notice to Visa U.S.A. for receipt prior to 11:59 PM Eastern Daylight Time September 25, 2007.

THE MEMBER HEREBY REVOKES ANY PREVIOUS PROXY GIVEN AND ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT–PROSPECTUS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE ACTED UPON IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED MEMBER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE DEEMED TO AUTHORIZE CONSENT TO BOTH PROPOSALS.

SEE REVERSE SIDE

YOUR CONSENT IS IMPORTANT

Please submit your proxy to consent today

The boards of directors of Visa International, Visa U.S.A., Visa Europe and Visa Canada have approved a restructuring by which Visa International, Visa U.S.A. and Visa Canada will become subsidiaries of a single company, Visa Inc. We believe the restructuring will, among other benefits, enable us to compete more effectively and better serve our customers by streamlining decision making, facilitating business growth and enhancing our ability to coordinate business on a global basis. Visa Europe will remain a separate entity, become a stockholder of Visa Inc., and will enter into a series of contractual relationships that will govern its relationship with Visa Inc.

YOUR SHARE ALLOCATION

Your votes and estimated share allocation can be found on the proxy card enclosed in this packet.

YOUR CONSENT IS NEEDED FOR VISA TO COMPLETE THE RESTRUCTURING IT’S EASY TO RESPOND	SUBMIT YOUR PROXY BY 11:59 PM EASTERN DAYLIGHT TIME SEPTEMBER 25, 2007

By Web www.dfking.com/visa	Please read and review the proxy statement-prospectus carefully and in its entirety. If you have questions about the proposed restructuring, please call (646) 378-4860.

By Phone

(646) 378 - 4860

In writing

E-MAIL: visa@dfking.com

FAX: (212) 709 - 3298

MAIL: Use the postage-paid envelope provided.

DUE BY

11:59 PM

EASTERN DAYLIGHT TIME

SEPTEMBER 25, 2007

Please make sure you submit your response as soon as possible; your consent needs to be received no later than 11:59 PM Eastern Daylight Time on September 25, 2007.

After you have considered the restructuring proposal and equity incentive plan proposal, please SUBMIT YOUR PROXY TO CONSENT, PREFERABLY BY WEB OR PHONE to ensure timely receipt.

SUBMIT COMPLETED AND EXECUTED LETTER OF TRANSMITTAL

After you have reviewed the Letter of Transmittal, please SUBMIT YOUR AUTHORIZATION, PREFERABLY BY PHONE OR WEB to help ensure timely receipt of your shares of Visa Inc.

To execute the Letter of Transmittal, you may use the same channels that are available for submitting your proxy. These actions may occur at different times.

Failure to submit promptly your Letter of Transmittal will not impair or otherwise affect your entitlement to receive your shares upon the receipt of your completed Letter of Transmittal at a later date.

YOUR CONSENT IS IMPORTANT

Please submit your proxy to consent today

The boards of directors of Visa International, Visa U.S.A., Visa Europe and Visa Canada have approved a restructuring by which Visa International, Visa U.S.A. and Visa Canada will become subsidiaries of a single company, Visa Inc. We believe the restructuring will, among other benefits, enable us to compete more effectively and better serve our customers by streamlining decision making, facilitating business growth and enhancing our ability to coordinate business on a global basis. Visa Europe will remain a separate entity, become a stockholder of Visa Inc., and will enter into a series of contractual relationships that will govern its relationship with Visa Inc.

YOUR SHARE ALLOCATION

Your votes and estimated share allocation can be found on the proxy card enclosed in this packet.

YOUR CONSENT IS NEEDED FOR VISA TO COMPLETE THE RESTRUCTURING IT’S EASY TO RESPOND

SUBMIT YOUR PROXY BY 11:59 PM EASTERN DAYLIGHT TIME SEPTEMBER 25, 2007

Please read and review the proxy statement-prospectus carefully and in its entirety. If you have questions about the proposed restructuring, please call us at one of the numbers listed in the box at the left.

After you have considered the restructuring proposal and equity plan proposal, please SUBMIT YOUR PROXY TO CONSENT, PREFERABLY BY WEB OR PHONE to ensure timely receipt.

SUBMIT COMPLETED AND EXECUTED LETTER OF TRANSMITTAL

After you have reviewed the Letter of Transmittal, please SUBMIT YOUR AUTHORIZATION, PREFERABLY BY

PHONE OR WEB to help ensure timely receipt of your shares of Visa Inc.

To execute the Letter of Transmittal, you may use the same channels that are available for submitting your proxy. These actions may occur at different times.

Failure to submit promptly your Letter of Transmittal will not impair or otherwise affect your entitlement to receive your shares upon the receipt of your completed Letter of Transmittal at a later date.

By Web
www.dfking.com/visa
By Phone
Multilingual operators are available during most
business hours.

English	+ 1 646 378 4852
Português	+ 1 646 378 4857
Español	+ 1 646 378 4859
+ 1 646 378 4855
+ 1 646 378 4854
+ 1 646 378 4856
Le français	+ 1 646 378 4853
+ 1 646 378 4858
+ 1 646 378 4851

In writing
E-MAIL: visa@dfking.com
FAX: + 1 212 709 3298
MAIL: Use the postage-paid envelope provided.
DUE BY
11:59 PM EASTERN DAYLIGHT TIME
SEPTEMBER 25, 2007

Please make sure you submit your response as soon as possible; your consent needs to be received no later than 11:59 PM Eastern Daylight Time on September 25, 2007.

VISA CANADA ASSOCIATION

INSTRUMENT OF PROXY

KNOW ALL MEN BY THESE PRESENTS that the undersigned member of

VISA CANADA ASSOCIATION

(the “Association”)

hereby nominates, constitutes and appoints                                                   or, failing him/her,                                                   or, failing him/her, Derek Fry, the attorney and proxy of the undersigned, to attend, vote and act at the general meeting of members of the Association to be held on the 24th day of September, 2007, and at any adjournment or adjournments of said meeting, with all the powers which the undersigned could exercise if personally present and with the power of substitution; provided, however, that without limiting the general authorization and power hereby given, the attorney and proxy named above is specifically directed to vote for or against as specified below; the undersigned hereby ratifying and confirming all that the attorney and proxy may do in the premises:

1.	FOR ☐ OR AGAINST ☐ the resolution adopting and approving the amended and restated global restructuring agreement dated as of August 24, 2007, by and among Visa Inc., Visa International Service Association, Visa U.S.A. Inc., Visa Europe Limited, the Association, Inovant LLC, Inovant Inc., Visa Europe Services Inc., Visa International Transition LLC, VI Merger Sub Inc., Visa U.S.A. Merger Sub Inc., and 1734313 Ontario Inc. (the “Global Restructuring Agreement”);

2.

FOR ☐ OR AGAINST ☐ the resolution confirming Special By-Law “F-1” of the Association, such Special By-Law having been enacted by the board of directors of the Association on May 31, 2007, and amending the by-laws of the Association to permit Nonmember Plus Participants (as defined in By-Law One of the Association) wider access to confidential documents of the Association;

3.	FOR ☐ OR AGAINST ☐ the resolution confirming Special By-Law “H-1” of the Association, such Special By-Law having been enacted by the board of directors of the Association on July 9, 2007, and amending the by-laws of the Association to facilitate the transition of Chargex Ltd. back to its owners;

4.	FOR ☐ OR AGAINST ☐ the resolution confirming Special By-Law “G-1” of the Association, such Special By-Law to be enacted by the board of directors of the Association on September 13, 2007, and repealing the existing by-laws of the Association in their entirety without in any way derogating from or affecting any or all acts and things done or carried out under or pursuant to the authority conferred by the said by-laws and replacing them with a new By-Law One, such repeal eliminating from the by-laws of the Association “commercial rights” of the Association’s members and permitting transfers of membership interests in the Association to Visa Inc. or to a wholly-owned subsidiary of Visa Inc.;

5.	FOR ☐ OR AGAINST ☐ the resolution approving an Application for Supplementary Letters Patent pursuant to the Corporations Act (Ontario) to amend the Letters Patent of the Association to permit membership interests in the Association to be transferred to Visa Inc. or a wholly-owned subsidiary of Visa Inc.;

6.

FOR ☐ OR AGAINST ☐ the resolution approving an Application for Supplementary Letters Patent pursuant to the Corporations Act (Ontario) to amend the Letters Patent of the Association in respect of the conversion (the “Conversion”) of the Association from a non-share capital corporation to a share capital corporation governed by the Business Corporations Act (Ontario) and to change the name of the Association to Visa Canada Inc.;

7.	FOR ☐ OR AGAINST ☐ the resolution approving the application for a Certificate of Amendment to conform its Articles to the provisions of the Business Corporations Act (Ontario) following the issuance of the Supplementary Letters Patent relating to the Conversion;

8.	FOR ☐ OR AGAINST ☐ the resolution approving the amalgamation of the Association (the “Amalgamation”), upon it becoming a corporation subject to the Business Corporations Act (Ontario), with 1734313 Ontario Inc., and the amalgamation agreement among the Association, 1734313 Ontario Inc. and Visa Inc. setting out the terms and means of effecting the Amalgamation; and

9.	FOR ☐ OR AGAINST ☐ the resolution approving the Visa Inc. 2007 Equity Incentive Compensation Plan.

If the undersigned does not specify how its interest in the Association is to be voted in respect of the foregoing matters, the attorney and proxy will vote such interest in favour of such matters.

DATED the                      day of                      , 2007.

[•]

by:

and by:

Approximate number of shares of Class Canada Common Stock of Visa Inc. receivable if the Restructuring (as defined in the Global Restructuring Agreement) is successful:[•]